SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 14, 2002 (November 6, 2002)

PORTAL SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	000-25829	77-0369737
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Boulevard, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 572-2000

None
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 13, 2002, we announced the receipt of a NASDAQ Staff Determination on November 6, 2002 that we failed to comply with the minimum bid price requirement for continued listing on The NASDAQ National Market, and that our common stock is, therefore, subject to delisting from The NASDAQ National Market. We have requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination and a hearing has been set for December 19, 2002. Our common stock will continue to trade on The NASDAQ National Market pending the panel’s decision.

A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1	Press Release dated November 13, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: November 14, 2002	By:	/s/ MITCHELL L. GAYNOR
		Name:	Mitchell L. Gaynor
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated November 13, 2002.